                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

 [ ]  Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)
 [X]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Material pusuant to Section 140.14a-11(c) or Section 240.14a-12


                              Warren Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

               -------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

               -------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

               -------------------------------------------------------------

      (5)  Total fee paid:

               -------------------------------------------------------------


      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      (1)  Amount Previously Paid:

               -------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

               -------------------------------------------------------------

      (3)  Filing Party:

               -------------------------------------------------------------

      (4)  Date Filed:

               -------------------------------------------------------------



Notes:

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Warren Bancorp, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Warren Bancorp, Inc. (the "Annual Meeting") will be held at the King's Grant Inn, Route 128, Danvers, Massachusetts, on Wednesday, May 7, 1997, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

     1. Election of four Directors, each to serve for a three-year term until the 2000 Annual Meeting of stockholders;

     2.   Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 10, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of common stock at the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.



                                        By the order of the Board of Directors


                                        Susan G. Ouellette, Clerk



Peabody, Massachusetts
March 31, 1997



     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 1997


     This Proxy Statement is furnished to stockholders of Warren Bancorp, Inc. ("Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") on Wednesday, May 7, 1997, and any adjournments thereof.

     Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of the nominees for Directors named below. Distribution of the Proxy Statement and the accompanying proxy materials commenced on or about April 1, 1997.

     The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of Bancorp a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

     Bancorp's Annual Report to Stockholders for the year ended December 31, 1996, which includes Bancorp's Annual Report to the Securities and Exchange Commission on Form 10-K (without exhibits), is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy materials. Bancorp will provide without charge to each person receiving a copy of this Proxy Statement a copy of the exhibits to its Annual Report on Form 10-K, upon written request. Request should be directed to Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

                                VOTING SECURITIES


     The Board of Directors has fixed the close of business on March 10, 1997 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date there were 3,685,587 shares of common stock of Bancorp outstanding. As of the Record Date there were approximately 711 holders of record of Bancorp common stock. All such shares carry voting rights and all stockholders are entitled to cast one vote for each such share held of record at the close of business on the Record Date upon each matter properly brought before the Annual Meeting or any adjournment thereof. Holders of Bancorp common stock are not entitled to cumulative voting in the election of directors. A majority of the outstanding shares present in person or by proxy will constitute a quorum for transaction of business at the Annual Meeting.

     Shares with respect to which votes have been withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shares abstaining from voting and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business but will have no effect on the result of the election of Directors.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The table below sets forth, as of March 1, 1997, certain information about persons known to Bancorp to own, directly or beneficially, more than five percent of Bancorp's outstanding common stock.


                                                    AMOUNT AND
                                                    NATURE OF
NAME AND ADDRESS                                    BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                 OWNERSHIP       OF CLASS
-------------------                                 ---------       --------
Dimensional Fund Advisors, Inc....................  300,900 (1)      8.16%(3)
1299 Ocean Avenue
Suite 650
Santa Monica, California  90401

FMR Corp..........................................  363,900 (2)      9.87%(3)
82 Devonshire Street
Boston, Massachusetts  02109

----------------------------------

(1) Based on information contained in Amendment No. 6 to a Schedule 13G filed by them with the Securities and Exchange Commission (the "Commission") on February 7, 1997, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 300,900 shares of Warren Bancorp, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group
     Inc., a registered open-end investment company, or in series of the DFA
     Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Based on information contained in Amendment No. 3 to a Schedule 13G filed with the Commission on February 14, 1997 by FMR Corp. and certain affiliated persons and entities, reporting beneficial ownership as of December 31, 1996. This Schedule 13G indicates that Fidelity Management &
     Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment
     Advisers Act of 1940, is the beneficial owner of 363,900 shares of the common stock outstanding of Warren Bancorp, Inc. as a result of acting as an investment advisor to several investment companies registered under
     Section 8 of the Investment Company Act of 1940.

(3) Percentages as reported are based on the number of shares issued and outstanding at March 1, 1997.



     The following table shows as of March 1, 1997, the number of shares of Bancorp's common stock owned beneficially by each nominee for director, each director, each of the individuals named in the Summary Compensation Table, and by all nominees, directors and executive officers of Bancorp as a group.


                                                                     PERCENT
                                                    BENEFICIALLY     OF CLASS
NAME                                                  OWNED (1)    (IF OVER 1%)
----                                                  ---------    ------------

Peter V. Bent......................................    8,600 (2)
Stephen J. Connolly, IV............................   52,300 (3)       1.42%
Francis L. Conway..................................    7,500 (4)
Paul J. Curtin.....................................   14,500 (5)
Leo C. Donahue, Jr.................................   47,498 (6)       1.28%
Robert R. Fanning, Jr..............................    5,300 (7)
Arthur E. Holden...................................   12,200 (8)
Stephen R. Howe....................................   20,100 (9)
John C. Jeffers....................................    6,500 (10)
Stephen G. Kasnet..................................   55,500 (11)      1.50%
Linda Lerner.......................................    4,500 (12)
Arthur E. McCarthy.................................   31,300 (13)
Arthur J. Pappathanasi.............................    7,700 (14)
Paul M. Peduto.....................................   52,756 (15)      1.42%
George W. Phillips.................................  120,623 (16)      3.27%
John R. Putney.....................................   46,108 (17)      1.24%
John D. Smidt......................................   25,000 (18)
John H. Womack.....................................    5,500 (10)
All nominees, directors and
  executive officers as a
  group (18 persons)...............................  523,485          13.67%

----------------------

(1) Beneficial ownership of common stock has been determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). For purposes of this table a person is deemed to be the beneficial owner of common stock if that person has or shares voting power or investment power in respect of such common stock or has the right to acquire ownership within 60 days of March 1, 1997. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the 1934 Act. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidence of ownership of common stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

(2) Includes 2,100 shares held in a retirement trust for Mr. Bent. Also includes 5,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 1,500 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(3) Shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole stockholder. Also includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(4) Includes 1,500 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock
     Option Plans.

(5) Includes 7,000 shares as to which Mr. Curtin shares voting and investment power with his wife; and includes 3,000 shares held in trust for the pension plan of Mr. Curtin. Also includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(6) Voting and investment power is shared with his wife. Includes presently exercisable or exercisable within 60 days options to purchase 36,580 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 2,098 shares allocated to the account of Mr. Donahue under the Bank's 401(k) Savings Plan.

(7) Voting and investment power is shared with his wife. Includes options presently exercisable or exercisable within 60 days to purchase 600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(8) Includes 10,700 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes options presently exercisable or exercisable within 60 days to purchase 1,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(9) Includes options presently exercisable or exercisable within 60 days to purchase 1,400 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(10) Includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(11) Includes 40,000 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 11,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Kasnet's children own an additional 5,550 shares as to which he disclaims beneficial ownership.

(12) Includes options presently exercisable or exercisable within 60 days to purchase 1,500 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(13) Includes options presently exercisable or exercisable within 60 days to purchase 4,500 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. McCarthy's wife owns an additional 15,000 shares as to which he disclaims beneficial ownership.

(14) Includes 5,000 shares owned in the name of Richdale Dairy Stores, Inc., of which Mr. Pappathanasi is President and Chief Executive Officer. Also includes options presently exercisable or exercisable within 60 days to purchase 1,500 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(15) Includes 11,800 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 36,280 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 2,476 shares allocated to the account of Mr. Peduto under the Bank's 401(k) Savings Plan.

(16) Includes 623 shares allocated to the account of Mr. Phillips under the Bank's 401(k) Savings Plan.

(17) Includes 3,200 shares held in retirement trust for the benefit of Mr. Putney. Also includes presently exercisable options to purchase 31,580 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 1,328 shares allocated to the account of Mr. Putney under the Bank's 401(k) Savings Plan.

(18) Includes 18,000 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 6,100 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 900 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Smidt's wife owns an additional 500 shares in a retirement trust as to which he disclaims beneficial ownership.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than 10% of a registered class of Bancorp's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancorp with copies of all Section 16(a) reports they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied, except for the following late filings: Mr. Holden filed one Form 4 reporting the exercise of 1,200 Warren Bancorp, Inc. options; Mr. McCarthy filed four Form 4s involving four transactions reporting the purchase of an aggregate of 7,000 shares of Warren Bancorp, Inc. stock in the name of his wife as to which he disclaims beneficial ownership; Mr. Smidt filed two Form 4s involving two transactions reporting the purchase of an aggregate of 500 shares of Warren Bancorp, Inc. stock in 1993 registered in an IRA for Mr. Smidt's wife as to which he disclaims beneficial ownership; and Mr. Womack filed one Form 4 reporting the sale of 4,000 shares of Warren Bancorp, Inc. stock.

                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of Bancorp presently consists of sixteen members and is divided into three classes as nearly equal in number as possible. The term of office of one class of Directors expires each year and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are duly elected and qualified.

     At the Annual Meeting, four Directors will be elected to serve until the 2000 annual meeting and until their respective successors are duly elected and qualified. The Board of Directors has nominated Stephen J. Connolly, IV, Robert
R. Fanning, Jr., John C. Jeffers and Paul M. Peduto for election as Directors to serve until the 2000 annual meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Connolly, Fanning, Jeffers and Peduto as Directors. Each of Messrs. Connolly, Fanning, Jeffers and Peduto has agreed to stand for election and to serve if elected as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

     The affirmative vote of holders of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting is necessary to elect the nominees as Directors.


INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth, for each of the five nominees for election as Directors at the Annual Meeting, the nominee's name, age as of March 1, 1997, the nominee's principal occupation for at least the past five years and the year in which the nominee was first elected as a Director of Bancorp, based on information furnished by the nominee to Bancorp. Similar information is provided for those Directors whose terms expire at the annual meetings of the stockholders of Bancorp in 1998 and 1999.


                                    NOMINEES
                            (TERMS TO EXPIRE IN 2000)


NAME AND PRINCIPAL OCCUPATION FOR                                                                          DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE           SINCE   (1)
------------------------------                                                             ---           -----------

Stephen J. Connolly, IV (4)....................................................             47               1989
  President, Connolly Brothers, Inc. (building contractors) since prior to
  1992

Robert R. Fanning, Jr.(2)(3)(4)................................................             54               1988
  President and Chief Executive Officer of Northeast Health Systems, Inc. since
  1995; President and Chief Executive Officer of Cape Ann and Northeast Health
  Systems, Inc., 1994 to 1995; President and Chief Executive Officer, Beverly
  Hospital Corporation since prior to 1992; President and Chief Executive
  Officer, Northeast Health Systems, prior to 1992 to 1994; Director Health Care
  Property Investors since prior to 1992

NAME AND PRINCIPAL OCCUPATION FOR                                                                         DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE           SINCE   (1)
------------------------------                                                             ---           -----------

John C. Jeffers(3).............................................................             66               1968
  Vice President, Jeffers Millwork, since 1994.  Mr. Jeffers was President and Treasurer of Jeffers Lumber Corporation which filed for bankruptcy on February 1, 1994.

Paul M. Peduto.................................................................             47               1988
  Treasurer of Bancorp's wholly-owned subsidiary, Warren Five Cents Savings
  Bank (the "Bank"), since 1992; Treasurer of Bancorp and
  Executive Vice President and Chief Financial Officer of the Bank since prior to 1992.


                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 1998)

NAME AND PRINCIPAL OCCUPATION FOR                                                                         DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE           SINCE   (1)
------------------------------                                                             ---           -----------

Francis L. Conway(3)...........................................................             56               1978
  President and Treasurer, F.L. Conway & Sons. (funeral home) since prior to 1992.

Arthur E. Holden(2)(4).........................................................             68               1978
  President, Holden Oil., Inc. and Vice President, Holden Bottled Gas,
  Inc. since prior to 1992.

Stephen G. Kasnet(2)(4)........................................................             51               1983
  Chairman of the Board of Bancorp and the Bank since prior to 1992;
  President, Management Board, Pioneer Polish Real Estate Fund, 1997;
  President, Pioneer Real Estate Advisors; Vice President, Pioneer Group,
  (mutual fund complex, real estate investment management), 1995 to present; Managing Director of First Winthrop Corporation and
  Winthrop Financial Associates (real estate investment and
  management), 1993 to 1995; Executive Vice President, First Winthrop
  Corporation and Winthrop Financial Associates, 1992 to 1993; Director,
  Bradley Real Estate Inc.; Trustee and Vice President, Pioneer Real
  Estate Shares.

Linda Lerner(3)................................................................             58               1995
  Retired since 1995. President of Jilcraft, Inc. (business
  communications) prior to 1992 to 1995.

Arthur J. Pappathanasi(3)......................................................             58               1995
  President and Chief Executive Officer of West Lynn Creamery, Inc. and
  Richdale Dairy Stores, Inc. since prior to 1992.

George W. Phillips.............................................................             58               1991
  President and Chief Executive Officer of Bancorp and the Bank since prior to 1992.




NAME AND PRINCIPAL OCCUPATION FOR                                                                          DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                              AGE           SINCE   (1)
------------------------------                                                              ---           -----------

John H. Womack.................................................................             52               1989
  President and Chief Executive Officer, JJS Services,  Inc. (janitorial services) since prior to 1992;  President, Peabody Paper & Industrial
  Supply since prior to 1992. Mr. Womack was President of Classical
  Foods, Inc. which filed for bankruptcy on June 20, 1996.


                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 1999)


NAME AND PRINCIPAL OCCUPATION FOR                                                                          DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                              AGE           SINCE   (1)
------------------------------                                                              ---           -----------

Peter V. Bent(3)...............................................................             53               1995
  Owner/Manager Brown's Yacht Yard since prior to 1992.

Paul J. Curtin(2)(4)...........................................................             52               1976
  Certified public accountant in private practice since prior to 1992.

Stephen R. Howe(3).............................................................             61               1976
  Certified public accountant in private practice since prior to 1992.

Arthur E. McCarthy(2)(4).......................................................             61               1979
  Vice President and Managing Director, Tucker Anthony, Inc.
  (investment  advisors) since prior to 1992; Director, Tucker Anthony,
  Inc.

John D. Smidt..................................................................             54               1989
  President and Treasurer, John Smidt Co., Inc. (contract leather finishing) since prior to 1992.


-------------------------------

(1) The year shown indicates the beginning of the period during which each of the above-named persons has continuously served as a Director of Bancorp. When used in this Proxy Statement, the term "Director" shall include Directors of Bancorp who were Directors of the Bank prior to its reorganization into holding company form in 1988 (the "Reorganization") and Trustees of the Bank prior to the Bank's conversion to stock form of organization in 1986.

(2)  Member of the Executive Committee.

(3)  Member of the Finance, Audit and Compliance Committee.

(4)  Member of the Nominating Committee.



THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of Bancorp held 11 meetings during 1996. During 1996 each incumbent Director attended 75 percent or more of the total of all meetings of the Board of Directors and the committees of the Board of Directors on which each served during the period for which he served. There are the following standing committees: an Executive Committee; a Finance, Audit and Compliance Committee and a Nominating Committee. The Finance, Audit and Compliance Committee and the Nominating Committee are described below. The Executive Committee of the Bank, of which no employee Director is a member, is responsible for all compensation matters.

     FINANCE, AUDIT AND COMPLIANCE COMMITTEE. At December 31, 1996, the Finance, Audit and Compliance Committee consisted of Peter V. Bent, Francis L. Conway, Robert R. Fanning, Jr., Stephen R. Howe, Chairman, John C. Jeffers, Linda Lerner, and Arthur J. Pappathanasi. The Finance, Audit and Compliance Committee reviews and approves the adequacy of management reporting and financial and accounting control systems, as well as monitoring compliance with state and federal laws and regulations. The Committee also approves the selection of independent auditors, reviews audit and compliance examinations and reports, and approves and monitors appropriate action based upon these reports, and reviews and advises with respect to material transactions with Directors or officers. In addition, the Committee reviews and approves matters relating to financial management and the capital markets. Meetings are held as necessary to accomplish the objectives of the Committee, and in 1996 the Committee met twice.

     NOMINATING COMMITTEE. At December 31, 1996, the Nominating Committee consisted of Stephen J. Connolly, IV, Paul J. Curtin, Robert R. Fanning, Jr., Arthur E. Holden, Jr., Stephen G. Kasnet and Arthur E. McCarthy, Chairman. The Nominating Committee met twice during 1996. The Nominating Committee selects nominees for election as Directors; determines committee assignments and recommends for Board approval the policy regarding directors' compensation. Meetings are held as necessary to accomplish the objectives of the Nominating Committee. The Nominating Committee will consider written recommendations from any stockholder of record with respect to nominees for Directors of Bancorp. Such nominations must be delivered to or mailed to and received by Bancorp at its principal executive office no later than March 7, 1998 and no earlier than December 8, 1997 to be considered at the 1998 annual meeting. To submit a nomination, a stockholder should send the nominee's name and appropriate supporting information as provided in Bancorp's By-Laws to Susan G. Ouellette, Clerk, at Bancorp's principal executive office (see "Stockholder Proposals").

                               EXECUTIVE OFFICERS


     The following table sets forth, as of March 1, 1997, the names and ages of all executive officers of Bancorp and its subsidiary, the Bank, the positions and offices held by each of them with Bancorp and the Bank, the period during which he has served as such, and the business experience of each during the previous five years.


                                 POSITIONS HELD AND
                              BUSINESS EXPERIENCE DURING
NAME                           THE PREVIOUS FIVE YEARS                      AGE
----                           -----------------------                      ---

George W. Phillips    President and Chief Executive Officer of Bancorp       58
                      and the Bank since prior to 1992.

Paul M. Peduto        Treasurer of the Bank since 1992; Treasurer            47
                      of Bancorp and Executive Vice President and
                      Chief Financial Officer of the Bank since prior to 1992.

Leo C. Donahue, Jr.   Senior Vice President for Personal Banking of          47
                      the Bank since prior to 1992.

John R. Putney        Senior Vice President for Corporate Banking and        53
                      Senior Lending Officer of the Bank since prior to 1992.

                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

     The Executive Committees (the "Committees") of the Boards of Directors of Bancorp and the Bank, which are comprised of the same individuals, are responsible for compensation policies and decisions. Bancorp does not pay any separate compensation to the Chief Executive Officer or executive officers of Bancorp, all of whom are executive officers of the Bank and receive compensation in such capacities. Neither George W. Phillips nor Paul M. Peduto is a member of the Executive Committee of the Corporation or the Bank.

     The Committees' policy with regard to executive compensation is as follows:
Salaries and perquisites, other than bonuses and option grants, are based in part on the Committees' subjective evaluation of (a) publicly available information concerning salaries and perquisites earned by individuals with comparable responsibilities and positions at other public companies and (b) the performance of Bancorp and the Bank and individual executive officers. In the case of compensation for executive officers other than the Chief Executive Officer, the Committees rely to a large extent upon the recommendations of the Chief Executive Officer. Because the Committees believe that employment opportunities for executive officers are not necessarily limited to or coextensive with the financial institutions included in the Keefe, Bruyette & Woods New England Bank Index shown in the performance graph below, its review of compensation information includes companies not included in this industry index. Bonuses and option grants are intended to provide annual and long-term compensation incentives. Bonuses and option grants are awarded to executive officers based mainly on the financial performance of Bancorp and the Bank compared to targets for the business segment for which each executive is responsible. Bonuses were paid after the Committees reviewed the financial performance of the Bank for 1996. Stock option grants are intended to create incentives for the long-term growth and financial success of Bancorp and the Bank and to increase the commonality of interest between management and Bancorp's shareholders and are granted as and when determined appropriate by the Committees. The level of bonuses and stock options awarded to individuals is not based on any formula; instead, a general determination is made based on the above factors and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Stock option awards during 1996 reflect the Committees' review of the Bank's financial performance.

     The salary and perquisites paid to the Chief Executive Officer are specified in a 1995 employment agreement between the Chief Executive Officer and Bancorp and the Bank (see Executive Compensation (Salary and Bonus Payments, Options Granted and Other) - Employment Agreement - George W. Phillips, below). Effective July 1, 1995, as part of the employment agreement, the Committee established a supplemental retirement benefit arrangement for Mr. Phillips, including the purchase of a split-dollar life insurance policy, in recognition of the improved financial performance of the Bank. Also, as part of the employment agreement, Mr. Phillips will not participate in any allocation of stock options and will not be eligible for any year-end bonus compensation payments except for discretionary payments to the Bank's 401(k) Plan in which all Plan members participate.

MEMBERS OF THE EXECUTIVE COMMITTEE(S)

Paul J. Curtin
Robert R. Fanning, Jr.
Arthur E. Holden, Chairman
Stephen G. Kasnet
Arthur E. McCarthy

EXECUTIVE COMPENSATION (SALARY AND BONUS PAYMENTS, OPTIONS GRANTED AND OTHER)


     The following table sets forth the executive compensation paid for services in all capacities to Bancorp, the Bank and its subsidiaries during calendar years 1994, 1995 and 1996 for the Chief Executive Officer and all other executive officers.

--------------------------------------------------------------------------------------------------------------------------------
                                                       Annual Compensation            Long term compensation
                                             ----------------------------------------------------------------
                                                                                              Awards
                                                                      Other annual   ------------------------   All other
    Name and principal position       Year     Salary($)  Bonus($)    compensation($)   Options(# of Shs.)    compensation($)
--------------------------------------------------------------------------------------------------------------------------------
George W. Phillips                    1996      150,000      0          47,899(1)              0                 153,664(5)
  President, Chief Executive          1995      150,000      0          27,710(2)              0                 152,060
  Officer and Director of             1994      146,200      0          22,354(3)              0                  11,998
  Warren Bancorp, Inc., and
  Warren Five Cents Savings Bank
--------------------------------------------------------------------------------------------------------------------------------
Paul M. Peduto                        1996      124,277   12,500            -                 5,300               16,608(4)(6)
  Treasurer and Director of           1995      120,400   10,000            -                 5,300               14,118
  Warren Bancorp, Inc.;               1994      114,900    7,700            -                 8,000               14,544
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Director of
  Warren Five Cents Savings Bank
--------------------------------------------------------------------------------------------------------------------------------
John R. Putney                        1996      100,846   24,000            -                 5,300               13,258(4)(7)
  Senior Vice President for           1995       97,400   12,000            -                 5,800               11,942
  Corporate Banking and               1994       91,200   10,000            -                 9,500               12,221
  Senior Lending Officer of
  Warren Five Cents Savings Bank
--------------------------------------------------------------------------------------------------------------------------------
Leo C. Donahue, Jr.                   1996       96,700   10,000            -                 5,300               10,645(4)(8)
  Senior Vice President for           1995       93,700    7,250            -                 5,800                9,989
  Personal Banking of                 1994       89,300    5,500            -                 9,500                9,959
  Warren Five Cents Savings Bank
--------------------------------------------------------------------------------------------------------------------------------


------------------
(1) Consists of the following: reimbursement for use of automobile, $7,820; provision of financial planning service, $8,551; reimbursement for personal taxes due on the above items and certain prior-year items, $31,528.
(2) Consists of the following: reimbursement for use of automobile, $7,887; provision of financial planning service, $7,592; reimbursement for personal taxes due on the above items, $12,231.
(3) Consists of the following: reimbursement for use of automobile, $7,878; provision of financial planning service, $7,602; reimbursement for personal taxes due on the above items, $6,874.
(4) Includes premiums paid for split-dollar life insurance policies. The ownership of the policies is structured so that upon the death of the executive, Bancorp will be reimbursed for the cumulative premium amounts paid. The result is that over the life of the program there is minimal cost to Bancorp.
(5) Consists of contribution of $13,264 to Mr. Phillips' 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $140,400. The split-dollar life insurance policy is structured so that upon the death of Mr. Phillips, Bancorp will be reimbursed for the cumulative premium amounts paid and, depending on the timing of Mr. Phillips' death, Bancorp could be paid up to $500,000 in excess of the cumulative premium amounts paid.
(6) Consists of contribution of $10,582 to Mr. Peduto's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $6,026.
(7) Consists of contribution of $9,533 to Mr. Putney's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $3,725.
(8) Consists of contribution of $8,370 to Mr. Donahue's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $2,275.


     EMPLOYMENT AGREEMENT - GEORGE W. PHILLIPS. Mr. Phillips, who serves as the President and Chief Executive Officer and a director of Bancorp and the Bank, entered into an agreement in 1995 with Bancorp and the Bank relative to the terms of his employment. This agreement supersedes the agreement Mr. Phillips entered into with Bancorp and the Bank in 1991 and is terminable at will by the parties, subject to an obligation to maintain the confidentiality of trade secrets, including confidential business information, of Bancorp and the Bank. Mr. Phillips is paid at a rate of $150,000 per year. The Bank also provides Mr. Phillips with reimbursement for use of an automobile and a financial planning service. In addition, the Bank provides Mr. Phillips a supplemental retirement benefit arrangement, including a split-dollar life insurance policy (see Retirement Benefits - Executive Supplemental Retirement Arrangement, below).

SEVERANCE ARRANGEMENTS
----------------------

     SPECIAL TERMINATION AGREEMENTS. Bancorp and the Bank have entered into severance agreements with Leo C. Donahue, Jr., Paul M. Peduto and John R. Putney. Each severance agreement provides severance pay benefits to the relevant officer if his employment is terminated under certain circumstances following a "change of control." "Change of control" is defined in each agreement and generally refers to a 25 percent or more change in ownership of the common stock of Bancorp or the Bank which, in some cases, is not approved by the Board of Directors. If there is such a "change of control" at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Bancorp or the Bank other than for "cause" or by the officer following the officer's demotion, the officer's loss of title or office, or a reduction in the officer's annual compensation, the officer would generally be entitled to receive a lump sum cash payment equal to approximately three times his average annual compensation over his five most recent years of employment with Bancorp or the Bank. The agreements terminate upon the earliest of termination of the officer's employment by Bancorp and the Bank for cause, the officer's resignation or termination for any reason prior to a change in control, or resignation after a change in control except for reasons just described.

     EMPLOYMENT AGREEMENT - GEORGE W. PHILLIPS. The employment agreement between George W. Phillips and the Bank and Bancorp, described above, provides that upon a "change in control," as defined above, payments for salary and benefits would be made as if Mr. Phillips continued employment through December 31, 1997.

     STOCK OPTION AGREEMENTS. Stock option agreements, including currently unexercisable stock option agreements with Leo C. Donahue, Jr., Paul M. Peduto and John R. Putney, provide that such stock options shall immediately vest in full and become exercisable upon a "change of control," as defined in such stock option agreements.

STOCK OPTIONS
-------------
     The following tables show, as to the executive officers named in the Summary Compensation Table, information regarding options granted during 1996 and option values at December 31, 1996.



                              OPTION GRANTS IN 1996

----------------------------------------------------------------------------------------------------------
               Individual Grants
---------------------------------------------------------------------------    Potential realizable value
                                   Percent of                                   at assumed annual rates
                                      total                                   of stock price appreciation
                                options granted  Exercise or                       for option term
                     Granted      to employees   base price     Expiration    ----------------------------
                   (# of Shs.)       in 1996       ($/Sh.)         date           5%($)        10%($)
----------------------------------------------------------------------------------------------------------

George W. Philips         0              -              -              -              -              -
----------------------------------------------------------------------------------------------------------

Paul M. Peduto        5,300           7.62%        12.375         5/8/06        $41,320       $104,284
----------------------------------------------------------------------------------------------------------

John R. Putney        5,300           7.62%        12.375         5/8/06        $41,320       $104,284
----------------------------------------------------------------------------------------------------------

Leo C. Donahue, Jr.   5,300           7.62%        12.375         5/8/06        $41,320       $104,284
----------------------------------------------------------------------------------------------------------



                    AGGREGATED OPTIONS EXERCISED IN 1996 AND
                    THE YEAR-END VALUE OF UNEXERCISED OPTIONS


---------------------------------------------------------------------------------------------
                                                                              Value of
                                                       Number of         unexercised-in-the-
                                                    unexercised options    money options
                         Shares                     at year-end 1996(#)  at year-end 1996($)
                       acquired on                  ---------------------------------------
                        exercise        Value          Exercisable/         Exercisable/
Name                   (# of Shs.)    Realized($)      Unexercisable        Unexercisable
---------------------------------------------------------------------------------------------

George W. Phillips       50,000         456,250             0/0                  0/0
---------------------------------------------------------------------------------------------

Paul M. Peduto            2,000          20,000        36,780/12,120       380,900/67,756
---------------------------------------------------------------------------------------------

John R. Putney            2,500          24,688        35,180/13,020       350,772/64,000
---------------------------------------------------------------------------------------------

Leo C. Donahue, Jr.       2,500          25,000        35,080/13,020       349,362/64,000
---------------------------------------------------------------------------------------------

RETIREMENT BENEFITS
-------------------

     PENSION PLAN. The Bank provides a tax-qualified, noncontributory defined benefit retirement plan for all eligible employees through the Savings Banks Employees Retirement Association. Effective September 30, 1993, no additional employees are eligible to participate in the Plan, and the normal retirement benefit provided to any participant will be based on the average of the participant's highest three consecutive years of cash compensation at the Bank prior to September 30, 1993. The normal retirement benefit will equal 1.25% of average compensation plus 0.6% of average compensation in excess of Social Security covered compensation for each year of service up to September 30, 1993.

     Based on their cash compensation levels and years of service up to September 30, 1993, Leo C. Donahue, Jr., Paul M. Peduto and John R. Putney will receive annual pension benefits for retirement at age 65 of $7,548, $15,180 and $6,852, respectively. George W. Phillips does not participate in this pension plan.

     EXECUTIVE SUPPLEMENTAL RETIREMENT ARRANGEMENT. An Executive Supplemental Retirement Arrangement between George W. Phillips and Bancorp and the Bank provides that Mr. Phillips is entitled to receive annual pension benefits of $62,400 beginning at the termination of his employment or January 1, 1998, whichever is later.


DIRECTORS' COMPENSATION
-----------------------

     Directors of Bancorp receive $300 for each Board meeting that they attend. Members of the Board committees and committee chairmen receive $250 for each meeting that they attend.

     Directors of the Bank receive $300 for each Board meeting they attend. Committee members and committee chairmen receive $250 for each committee meeting they attend. In addition, each Director receives an annual fee of $2,000.

     Stephen G. Kasnet, who is Chairman of the Board of Bancorp and the Bank, in addition to receiving compensation for Board and committee meeting attendance, also receives an annual fee of $10,000.

     Employees of Bancorp or the Bank who are also Directors of Bancorp or the Bank do not receive directoral fees.

     Effective with the 1995 Annual Meeting, each Director receives stock options for 1,500 shares of Bancorp common stock per year, exercisable at the fair market value of Bancorp's common stock on the date of grant. In addition, any new directors will receive a one-time grant of stock options for 3,000 shares of Bancorp common stock.

     Copies of the aforementioned agreements, plans and documents discussed under "Executive Compensation" are available for inspection at Bancorp's office, 10 Main Street, Peabody, Massachusetts 01960.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WARREN BANCORP, INC., THE TOTAL
---------------------------------------------------------------------------
RETURN INDEX FOR THE NASDAQ STOCK MARKETS (U.S. COMPANIES), AND THE KEEFE,
--------------------------------------------------------------------------
BRUYETTE AND WOODS TOTAL RETURN INDEX FOR NEW ENGLAND BANKS.
------------------------------------------------------------


[GRAPH]



                    WARREN
                   BANCORP,               WARREN            NASDAQ            KB&W (1)
               INC. PRICE PLUS            BANCORP,      U.S. COMPANIES     NEW ENGLAND
             CUMULATIVE DIVIDENDS     INC. (Indexed)        INDEX           BANK INDEX
             --------------------     --------------    --------------     -----------

12/31/91          $ 0.875                   100.00          100.00            100.00
12/31/92            3.875                   442.86          116.38            175.60
12/31/93            7.250                   828.57          133.59            234.50
12/31/94            8.000                   914.29          130.59            236.10
12/31/95           11.605                  1326.24          184.67            368.40
12/31/96           16.132                  1843.64          227.16            508.90


---------------------------

(1) Keefe, Bruyette & Woods, Inc.(KB&W) is an investment banking firm specializing in banks and bank stock. Included in its published index are total returns for 18 New England banks which were chosen by Keefe Bruyette & Woods for their range of asset size, market capitalization and geographical dispersion.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The Bank makes and has made loans to certain of its officers and Directors and their associates. All of such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

     Certain loans or other extensions of credit to principal officers and Directors must be approved by the Bank's Loan Committee and the Board of Directors, and reported annually to the Massachusetts Commissioner of Banks. In addition, the Bank is subject to regulations of the Federal Deposit Insurance Corporation which (i) require that such loans to principal officers be made on the same rates, terms and conditions as loans to unaffiliated persons, and (ii) impose reporting requirements, approval procedures and limits on the amounts of such loans. As a matter of policy, the Bank also makes certain loans to other employees.

     The Bank engages John's Janitorial Services (JJS Services), of which Bancorp Director John H. Womack is President, to perform janitorial work at its six offices. Fees paid in 1996 to JJS Services were approximately $48,000.

                             INDEPENDENT ACCOUNTANTS


     The firm of KPMG Peat Marwick LLP has served as Bancorp's independent auditors since 1982. Representatives of KPMG Peat Marwick LLP have accepted an invitation to attend the Annual Meeting. They will have an opportunity to make a statement should they so desire and will be available to respond to appropriate questions.


                                  OTHER MATTERS

     The cost of soliciting proxies will be paid by Bancorp. In addition to solicitation by mail, officers and employees of the Bank, who will receive no compensation for their services other than their salaries, may solicit proxies by telephone, telegraph or personal interview. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

     It is not anticipated that matters other than those set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Annual Meeting, but if any such matters are properly presented, the persons named in the proxy will vote in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders of Bancorp intended to be presented at the 1998 annual meeting of Bancorp's stockholders must be received by Bancorp not later than December 8, 1997, to be included in Bancorp's proxy statement and form of proxy relating to that annual meeting. If the date of the 1998 annual meeting is subsequently changed by more than 30 calendar days from the date of this year's annual meeting, Bancorp will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received. Nominations and proposals of stockholders may be submitted to Bancorp for consideration at the 1998 Annual Meeting if certain conditions set forth in Bancorp's By-Laws are satisfied, although such nominations and proposals will not be included in the proxy statement and form of proxy relating to that meeting unless submitted in accordance with the time limits set forth above and related rules of the Securities and Exchange Commission. See "Election Of a Class of Directors - The Board of Directors and its Committees - Nominating Committee."

                                          By order of the Board of Directors



                                          Susan G. Ouellette, Clerk


March 31, 1997

                                  DETACH HERE                         WAR F

[SET VERTICALLY ON LEFT HAND SIDE OF PAGE] P R O X Y

                    REVOCABLE PROXY/VOTING INSTRUCTION CARD

                              WARREN BANCORP, INC.

                  10 MAIN STREET, PEABODY, MASSACHUSETTS 01960

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Stephen G. Kasnet, George
W. Phillips and Paul M. Peduto, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Warren Bancorp, Inc. (the "Company"), held by the undersigned at its close of business on March 10, 1997, at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 1997, at 10:00 a.m., at the King's Grant Inn, Route 128, Danvers, Massachusetts, or at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND THE PROXIES ARE EACH AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                -------------
                                                                |SEE REVERSE|
     (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)   |   SIDE    |

                                  DETACH HERE                         WAR F


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT WITH RESPECT THEREOF AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE
     GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.


1. To elect four directors to hold office until the 2000 Annual Meeting   2. In their discretion, the Proxies are each authorized
   of Stockholders and until their successors are duly elected and           to vote upon such other business as may properly come
   qualified.                                                                before the Annual Meeting and any adjournments or
                                                                             postponements thereof.

NOMINEES: Stephen J. Connolly, IV, Robert R. Fanning, Jr.,
          John C. Jeffers and Paul M. Peduto

          FOR            WITHHELD

          [  ]             [  ]

[  ]
     -----------------------------------------
     For all nominees except as noted above                                MARK HERE
                                                                           FOR ADDRESS [  ]
                                                                           CHANGE AND
                                                                           NOTE AT LEFT

                                                                           Please Date, Sign and Mail Your Proxy Card Promptly in
                                                                           the Enclosed Postage-Page Envelope.

                                                                           Please sign name exactly as shown. Where there is more
                                                                           than one holder, each should sign. When signing as an
                                                                           attorney, administrator, executor, guardian or trustee,
                                                                           please add your title as such. If executed by a
                                                                           corporation, the proxy should be signed by a duly
                                                                           authorized person, stating his or her title or authority.



Signature:                                   Date:          Signature:                                   Date:
          ----------------------------------      ---------           ----------------------------------      ------------

